UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported):  February 29, 2008

MINDSPEED TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-50499	01-0616769
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

4000 MacArthur Boulevard, East Tower

Newport Beach, California    92660-3095

(Address of Principal Executive Offices)  (Zip Code)

(949) 579-3000

(Registrant’s telephone number,

including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

    ☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    ☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    ☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

    ☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On February 29, 2008, Mindspeed Technologies, Inc. (the “Company”) received a letter from The NASDAQ Stock Market notifying it that for the 30 consecutive business days preceding the date of the letter the bid price of the Company’s common stock had closed below the $1.00 per share minimum bid price required for continued inclusion on The NASDAQ Global Market pursuant to NASDAQ Marketplace Rule 4450(a)(5). This notification has no effect on the listing of the Company’s common stock at this time.

In accordance with NASDAQ Marketplace Rule 4450(e)(2), the Company has 180 calendar days from the date of the NASDAQ letter, or until August 27, 2008, to regain compliance with the minimum bid price rule. To regain compliance, the closing bid price of the Company’s common stock must meet or exceed $1.00 per share for a minimum of 10 consecutive business days. NASDAQ may, in its discretion, require the Company to maintain a bid price of at least $1.00 per share for a period in excess of 10 consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If compliance is not regained, NASDAQ will notify the Company of its determination to delist the Company’s common stock, which decision may be appealed to the NASDAQ Listings Qualification Panel.

The Company may alternatively apply to transfer its common stock to The NASDAQ Capital Market if it satisfies all of the requirements, other than the minimum bid price, for initial inclusion on this market. If the Company elects to apply for such a transfer and if such application is approved, the Company will be afforded the remainder of a second 180 calendar day period to regain compliance with the minimum bid price rule while listed on The NASDAQ Capital Market.

In order to regain compliance with the minimum bid price rule, the Company may implement a reverse stock split. On February 25, 2008, the Company submitted a proposal to its stockholders to approve an amendment to the Company’s Restated Certificate of Incorporation to permit a reverse stock split of the Company’s common stock at a ratio of between one-for-three and one-for-eight shares, to be determined at the discretion of the Board of Directors, and to reduce authorized shares of common stock by the same ratio. If this proposal is approved at the Company’s April 7, 2008 Annual Meeting of Stockholders, the Board of Directors will have the authority to effect a reverse stock split at a ratio of between one-for-three and one-for-eight shares.

A copy of the press release issued by the Company with respect to this matter is attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1 Press Release of Registrant dated February 29, 2008

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MINDSPEED TECHNOLOGIES, INC.

Date: February 29, 2008	By:	/s/ Simon Biddiscombe
Simon Biddiscombe

Senior Vice President, Chief Financial Officer,
Secretary and Treasurer